EXHIBIT 5
FAEGRE & BENSON LLP
90 South Seventh Street
Minneapolis, Minnesota 55402
Telephone (612) 766-7000
Facsimile (612) 766-1600
June 4, 2010
Board of Directors
SPS Commerce, Inc.
333 South Seventh Street, Suite 1000
Minneapolis, MN 55402

Re:	SPS Commerce, Inc. Registration Statement on Form S-8
Ladies and Gentlemen:
     In connection with the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Registration Statement”), relating to the St. Paul Software, Inc. 1999 Equity Incentive Plan (the “1999 Plan”), authorizing the issuance of up to 837 shares of Common Stock, par value $0.001 per share (the “Shares”), of SPS Commerce, Inc., a Delaware corporation (the “Company), we have examined such corporate records and other documents, including the Registration Statement, and have reviewed such matters of law as we have deemed relevant hereto, and, based upon such examination and review, it is our opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares to be issued in accordance with the 1999 Plan and that, when issued and sold as contemplated in the Registration Statement and in accordance with the 1999 Plan, the Shares will be legally issued, fully paid and nonassessable.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.
     The foregoing opinions are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with the opinion.
     We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours, FAEGRE & BENSON LLP
By:	/s/ Jonathan R. Zimmerman
Jonathan R. Zimmerman